                                                                    Exhibit 99.2


                          NOTICE OF GUARANTEED DELIVERY

      This form, or one substantially equivalent to this form, must be used to exercise Subscription Rights pursuant to the Rights Offering described in the prospectus dated _________ __, 2003 (the "Prospectus") of SmartDisk Corporation, a Delaware corporation (the "Company"), if a holder of Subscription Rights cannot deliver the Subscription Certificate(s) evidencing the Subscription Rights (the "Subscription Certificate(s)"), to the Subscription Agent listed below (the "Subscription Agent") at or prior to 5:00 p.m., Eastern Standard Time on _________ __, 2003 (as it may be extended, the "Expiration Date"). This Notice of Guaranteed Delivery must be sent by facsimile transmission or mail to the Subscription Agent, and must be received by the Subscription Agent on or prior to the Expiration Date. See "The Rights Offering - Guaranteed Delivery Procedures" in the Prospectus. Payment of the Subscription Price of $0.32 per share for each share of Common Stock subscribed for upon exercise of such Subscription Right must be received by the Subscription Agent in the manner specified in the Prospectus at or prior to 5:00 p.m., Eastern Standard Time, on the Expiration Date, even if the Subscription Certificate evidencing such Subscription Rights is being delivered pursuant to the procedure for guaranteed delivery thereof. The Subscription Certificate evidencing such Subscription Rights must be received by the Subscription Agent within three (3) over-the-counter ("OTC") trading days after the Expiration Date.

The addresses of the Subscription Agent are as follows:

If by First Class Mail, Registered Mail:           If by Overnight Delivery:

American Stock Transfer &                          American Stock Transfer &
  Trust Company                                      Trust Company
Attention:  Rights Agent                           Attention:  Rights Agent
6201 Fifteenth Avenue, 3rd Floor                   59 Maiden Lane
Brooklyn, New York 11219                           New York, New York 10038

The Subscription Agent's telephone number is (718) 921-8200 and its facsimile number is (718) 234-5001.

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

The undersigned hereby represents that he or she is the holder of Subscription Certificate(s) representing Subscription Rights issued by SmartDisk Corporation and that such Subscription Certificate(s) cannot be delivered to the Subscription Agent at or before 5:00 p.m., Eastern Standard Time, on the Expiration Date. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise the following Subscription Rights, pursuant to the Basic Subscription Privilege and the Over-Subscription Privilege as described in the
Prospectus:

No. of Subscription Rights exercised pursuant to
Basic Subscription Privilege:                                 ________________

           plus

No. of additional shares subscribed for pursuant to
Over-Subscription Privilege:                                  ________________

                  TOTAL:                                      ________________
                                                                    x $______

TOTAL PAYMENT DUE:                                            $_______________

The undersigned understands that payment of the Subscription Price of $0.32 per share for each share of Common Stock subscribed pursuant to the Basic Subscription Privilege and the Over-Subscription Privilege must be received by the Subscription Agent at or before 5:00 p.m., Eastern Standard Time, on the Expiration Date and represents that such payment, in the aggregate amount set forth above, either (check appropriate box):

      [ ]   is being delivered to the Subscription Agent herewith; or

      [ ] has been delivered separately to the Subscription Agent, and is or was delivered in the manner set forth below (check appropriate box and complete information relating thereto):

                  [ ] uncertified check (NOTE: Payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment clears by such date).

                  [ ]   certified check

                  [ ]   bank draft (cashier's check)

                  [ ]   postal, telegraphic, or express money order

                  [ ]   wire transfer of immediately available funds

                  [ ] delivery of a certificate representing at least that number of shares of the Company's Series A Redeemable Convertible Preferred Stock, valued at $1.00 per share, sufficient to satisfy the aggregate subscription price set forth above.

If by certified check, bank draft or express money order, please provide the following information:

         Name of maker: ________________________________________________________
         Date of check, draft or money order: __________________________________
         Bank on which check is drawn or issuer of money order: ________________

Signature(s): ________________________    Address:  ____________________________

              ________________________              ____________________________

              ________________________              ____________________________
                                                    (please type or print)

Name(s):  ____________________________    Telephone:  __________________________
          (please print or type)                      (please print or type)

          ____________________________    Telephone:  __________________________
          (please type or print)                      (please type or print)

Subscription
Certificate No.(s):_________________


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